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                                                                 EXHIBIT 10.17

                          CONSULTING AND DEVELOPMENT
                                   AGREEMENT

1.   Agreement

This is an agreement, effective 10/27/98, between AltiGen Communications, Inc. ("ALTIGEN") and Sollecon, Inc., a Delaware Corporation ("SOLLECON"), both referred in this Agreement as the "PARTIES".

2.   Background

SOLLECON is in the business of designing and creating computer software, providing consulting services in this particular area and custom software development for the clients. ALTIGEN desires to retain the services of SOLLECON to advise and consult for the design and development of software in accordance with the specifications set forth in Exhibit A - Software Development Specifications (the "SPECIFICATIONS"). SOLLECON is willing to render such services and the parties agree as follows:

3.   The Project

SOLLECON agrees to perform for ALTIGEN services and make all reasonable efforts to design and develop computer software in accordance with the SPECIFICATIONS (the "PROJECT").

4.   Rate of Payment

ALTIGEN agrees to pay SOLLECON for services in accordance with the SOLLECON's standard hourly rates as specified in the Exhibit B - Rate of Pay (the "RATES") plus all charges for travel and materials purchased specifically for the PROJECT, including all sales and use taxes on equipment and services provided by SOLLECON.

5.   Invoicing

All work is to be done on an accrued charge basis. SOLLECON will invoice ALTIGEN bi-weekly for all accrued charges, and those invoices shall be payable within fifteen (15) days after the invoice date. Invoices shall include the hours worked, the hourly rate, and a brief description of the services rendered and work done. A late payment charge of two percent (2%) per month shall apply to all overdue invoices. SOLLECON shall be under no obligation to continue work when the account is overdue.

6.   Independent Contractor Status

SOLLECON is an independent contractor and developer, so neither SOLLECON nor SOLLECON's staff is, or shall be deemed to be employed by ALTIGEN. Both PARTIES agree that working relations should be organized in a way to be fully qualified as of Independent Contractor and Developer with relation to the Section 1706 of 1986 Tax Reform Act as amended and according to the Part IV of the IRS SERVICE MANUAL dated 5/6/86.

7.   Traveling

For travel necessary in connection with the PROJECT outside the Bay Area, a special hourly rate will be applied, calculated as half (1/2) of the normal RATES for every hour spent outside the Bay Area plus the normal hourly RATES for the actual time used for the PROJECT. Prior written consent by both PARTIES shall be required for all travel outside the Continental United States.
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8.   Work Terms

The Project shall be done by the personnel selected by SOLLECON and approved in advance by ALTIGEN. All such personnel, if any, shall be directly supervised by SOLLECON, which reserves the right to determine the method, manner and means by which the PROJECT is done, including the choice of place, equipment, available time allocation, subject to ALTIGEN's normal business hours and security requirements. SOLLECON shall not be required to devote its full time and/or staff to the PROJECT and it is acknowledged that SOLLECON has other clients and offers services and products to the general public. Except to the extent that work on the PROJECT must be performed on or with the ALTIGEN's current computers or software, all materials used shall be provided by SOLLECON.

9.   Additional Work

After receipt of a work order which adds to the PROJECT, SOLLECON may, at its discretion, take reasonable action and expend reasonable amounts of time and money, or bring additional staff, subject to provisions of Section 8 of this Agreement, based on such order. ALTIGEN agrees to pay SOLLECON for such action and expenditure using normal RATES.

10.  Employees

Both PARTIES hereto agree that, while performing services and providing development under this Agreement, and for a period of six (6) months following the termination of this Agreement, neither PARTY will solicit or offer employment to the other PARTY's employees or staff engaged in any efforts under this Agreement, except with the other PARTY's prior written approval.

11.  Use of Work Product

Except as specifically set forth in writing and signed by both PARTIES, SOLLECON shall have all copyright and patent rights with respect to all materials developed under this Agreement, and ALTIGEN is hereby granted a Non-exclusive license to use and employ such materials within the ALTIGEN's business. Such grant of the license shall occur only after the full payment, as set forth in
Section 5, is received by SOLLECON.

12.  Termination by ALTIGEN

The PROJECT shall be carried out in phases and according to a timetable as set forth in the SPECIFICATIONS. ALTIGEN shall have the right, by written notice, to terminate the PROJECT at the end of any phase. If ALTIGEN terminates at any other time, SOLLECON will make reasonable efforts to reassign scheduled labor to other projects, but to extent that SOLLECON is unable to do so, ALTIGEN shall be responsible for scheduled labor charges until such reassignment can be made, but in no event for a period longer than fifteen (15) days from the day of the notice of termination. Upon termination, ALTIGEN agrees to pay SOLLECON for all accrued PROJECT charges including any non-cancelable commitments for equipment, services, materials and travel.

13.  Termination by SOLLECON

SOLLECON shall have the right, by written notice, to terminate the PROJECT if the ALTIGEN's account is overdue as set forth in Section 5 of this Agreement. Upon completion of work authorized under any work order for one or more phases, ALTIGEN shall have thirty (30) days to authorize the next subsequent phase or phases. If no such authorization is received by SOLLECON within such thirty (30) day period, the PROJECT shall be deemed to be terminated. If within any thirty
(30) day period the amount of billable time accrued is less than twenty (20) hours, the SOLLECON shall have the right to terminate the PROJECT by written notice, provided, in the event ALTIGEN shall within such thirty (30) day period place sufficient work orders with SOLLECON to bring the total for the previous and next thirty (30) days to the minimum amounts set forth above, such notice shall be of no effect.
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14.  Conflict of Interest

SOLLECON warrants that it is under no obligation to any other entity whereby conflicts of interest are or may be created by entering into this Agreement. SOLLECON agrees that it will not, during the term of this Agreement and six (6) months following the termination of this Agreement, perform services or develop products for direct competitors of ALTIGEN listed in the Exhibit C - Direct Competitors.

15. Proprietary Information

In the event either PARTY discloses information, of any sort whatever, to the other that it considers to be secret or proprietary ("PROPRIETARY INFORMATION"), the receiving PARTY agrees to make reasonable efforts, for a period of one (1) year after the completion of all work under this Agreement, to maintain the PROPRIETARY INFORMATION in confidence and to treat the PROPRIETARY INFORMATION with at least the same degree of care and safeguards that it takes with its own proprietary information. PROPRIETARY INFORMATION shall be used by the receiving PARTY only in connection with this Agreement and shall be disclosed only to employees as reasonably necessary for the performance under this Agreement.

PROPRIETARY INFORMATION shall be limited to information disclosed in writing and suitably marked as "Confidential" or "Proprietary", or if disclosed orally, reduced to writing and delivered, appropriately marked, to the receiving PARTY within twenty (20) days. PROPRIETARY INFORMATION shall not be deemed to include any information that:

(a) is in or becomes in the public domain without violation of this Agreement by the receiving PARTY; or

(b) is already in the possession of the receiving PARTY, as evidenced by written documents, prior to the disclosure thereof by the other PARTY; or

(c) is rightfully received from a third entity having no obligation to the disclosing PARTY and without violation of this Agreement by the receiving PARTY.

The provisions of this Section 15 shall survive any termination of this Agreement.

16.  Disputes

All claims and disputes that arise between the PARTIES in connection with this Agreement, which have not been resolved by good faith negotiations between the PARTIES, shall be submitted to binding arbitration by the American Arbitration Association, to be determined and resolved by said Association under its rules and procedures then in effect, and the PARTIES agree to share equally the costs of said arbitration. The arbitrators shall have no power to modify any of the terms of this Agreement or attached exhibits. Any award rendered in such arbitration may be enforced by either PARTY in either the courts of State of California or in a United States District Court of the same State, to whose jurisdiction each PARTY irrevocably agrees to submit.

                                LIMITED WARRANTY

17.  Warranties and Liability

SOLLECON warrants to ALTIGEN that the material, data, programs and services to be delivered or rendered hereunder, will be of the kind and quality designated and made according to SPECIFICATIONS and will be performed by qualified personnel. SOLLECON makes no other warranties, whether written, oral or implied, including without limitation warranty of fitness for purpose of merchantability. In no event shall SOLLECON be liable for special or consequential damages, either in contract or tort, whether or not the possibility of such damages has been disclosed to SOLLECON in advance or could have been reasonably foreseen by SOLLECON, and in the event this limitation of damages is held unenforceable then the Parties
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agree that by reason of the difficulty foreseeing possible damages all liability to ALTIGEN shall be limited to Five Hundred dollars ($500.00) as liquidated damages and not as a penalty.

18.  Complete Agreement

This Agreement contains the entire Agreement between the PARTIES with respect to the matters covered herein. No other agreements, representations, warranties or other matters, oral or written, shall be deemed to bind the PARTIES with respect to the subject of this Agreement. This Agreement shall be attached to, or otherwise made part of, each work order issued by ALTIGEN to SOLLECON and shall be in lieu of all printed terms on the face or reverse of the work order.

19.  Applicable Law

SOLLECON shall comply with all applicable laws during work on the PROJECT but shall be held harmless for violation of any governmental procurement regulation to which it may be subject but to which reference is not made in SPECIFICATIONS. This Agreement shall be construed in accordance with the laws of the State of California.

20.  Assignment

This Agreement may not be assigned by either PARTY without the prior written consent of the other PARTY.

21.  Notices

(i)  Notices to SOLLECON should be sent to:
                                 P.O. Box 390725
                                 Mountain View, CA 94039-0725
(ii) Notices to ALTIGEN should be sent to:
                                 AltiGen Communications, Inc.
                                 45635 Northport Loop East
                                 Fremont, CA 94538

22.  Execution

Each individual executing this Agreement on behalf of the PARTY to this Agreement represents and personally warrants that he or she has authority to enter into this Agreement on behalf of such PARTY and that Agreement is binding on such PARTY.


AltiGen Communications, Inc.            Sollecon, Inc., a Delaware Corporation

By /s/ Signature Illegible^^11/06/98    By /s/ Signature Illegible^^ 11/06/98
   ---------------------------------       ----------------------------------
Title   Director of Digital Engr.       Title   President/CEO
     -------------------------------            -----------------------------

23. Any software or firmware owned by AltiGen as code base shall remain exclusive property of AltiGen and Sollecon shall have no rights to reuse it in it's further designs.
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Exhibit A - Software Development Specifications

Exhibit B - Rate of Pay

$150/hour

Exhibit C - Direct Competitors

      Dialogic

      Netphone Inc.

      Vertical

      Shoreline Telecom